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                                                                    EXHIBIT 4.45

                                                                  EXECUTION COPY

                            CHIPPAC, INC., as Company

                          STATS CHIPPAC LTD., as Parent

                                       and

                   U.S. BANK NATIONAL ASSOCIATION, as Trustee

                         ------------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                    TO THE INDENTURE DATED AS OF MAY 28, 2003

                          Dated as of October 11, 2004

                         ------------------------------

                  2.50% Convertible Subordinated Notes Due 2008

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                  SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental
Indenture"), dated as of October 11, 2004, between ChipPAC, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), STATS ChipPAC Ltd., a Singapore public company limited by shares (the "Parent") and U.S. Bank National Association, a banking association duly organized and existing under the laws of the United States of America, as trustee (the "Trustee").

                                    RECITALS

                  WHEREAS, the Company and the Trustee have heretofore executed an Indenture, dated as of May 28, 2003 (the "Base Indenture"), as amended and supplemented by a First Supplemental Indenture dated as of August 4, 2004 (as amended hereby, the "Indenture"), pursuant to which the Company issued $150,000,000 aggregate principal amount of 2.50% Convertible Subordinated Notes due 2008 (the "Securities");

                  WHEREAS, in accordance with Section 10.01 of the Base Indenture, the Company and the Trustee may amend the Base Indenture without notice to or consent of any Securityholder to, among other things, add guarantees with respect to the Securities;

                  WHEREAS, the Company and the Trustee are entering into this Second Supplemental Indenture to provide for a guarantee of the Securities by Parent on a subordinated basis; and

                  WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof by the Company and Parent have been in all respects duly authorized.

                  NOW, THEREFORE, for and in consideration of the above premises, it is hereby covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities, as follows:

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                                   ARTICLE 1

                       RELATION TO INDENTURE, DEFINITIONS

                  Section 1.01 Relation to Indenture. This Second Supplemental Indenture constitutes an integral part of the Indenture. In the event of inconsistencies between the Indenture and this Second Supplemental Indenture, the terms of this Second Supplemental Indenture shall govern.

                  Section 1.02 Definitions. For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) capitalized terms used herein without definition have the meanings specified in the Indenture;

                  (b) all other terms used herein without definition which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein; and

                  (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Second Supplemental Indenture.

                  Section 1.03 Amendment to Definitions in Indenture. The following definitions are hereby added to Section 1.01 of the Indenture in its alphabetical location:

                  "PARENT DESIGNATED SENIOR INDEBTEDNESS" means any Parent Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated in the instrument evidencing or governing such Senior Indebtedness as "Parent Designated Senior Indebtedness" for purposes of this Indenture.

                  "PARENT SENIOR INDEBTEDNESS" means all (1) Bank Indebtedness of or Guaranteed by Parent, whether outstanding on the date hereof or hereafter Incurred, and (2) Indebtedness of Parent, whether outstanding on the date hereof or hereafter Incurred, including interest thereon, in respect of (A) Indebtedness for money borrowed, (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which Parent is responsible or liable and (C) Hedging Obligations, unless, in the case of (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Obligations are subordinate in right of payment to the Obligations of Parent under the Securities; provided, however, that Parent Senior Indebtedness shall not include (i) any Obligation of Parent to any Subsidiary of Parent, (ii) any liability for Federal, state, local or other taxes owed or owing by Parent, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), or
(iv) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

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                                   ARTICLE 2

                          AMENDMENT TO FORM OF SECURITY

                  Section 2.01 Form of Security. Exhibit A of the Indenture is replaced in its entirety in the form attached to this Second Supplemental Indenture. Upon the execution of this Second Supplemental Indenture, the Company shall execute and the Trustee shall authenticate and deliver, Securities in the form set forth in Exhibit A, in substitution for, Securities then outstanding and all Securities presented or delivered to the Trustee on and after the date hereof shall be in the form of Exhibit A attached hereto to give effect to this Second Supplemental Indenture.

                  The Trustee shall not at any time be under any responsibility to acquire or cause any Security now or hereafter outstanding to be presented or delivered to it for any purposes provided for in this Section 2.01.

                                   ARTICLE 3

                                PARENT GUARANTEE

                  Section 3.01 Parent Guarantee. Subject to the provisions of this Article 3, Parent fully and unconditionally Guarantees, on a subordinated basis as set forth more fully in Article 4, to each Holder of Securities hereunder and to the Trustee on behalf of the Holders: (1) the due and punctual payment of the principal of, premium, if any, and interest on each Security, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of the Security and the Indenture and (2) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (1) and (2) above, to the limitations set forth in the next succeeding paragraph (the "Parent Guarantee").

                  Parent by its acceptance hereof and each Holder hereby confirms that it is the intention of all such parties that the Parent Guarantee pursuant to this Section 3.01 not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and Parent hereby irrevocably agree that the obligations of Parent under the Parent Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed, liabilities of Parent, result in the obligations of Parent under the Parent Guarantee not constituting such fraudulent transfer or conveyance.

                  Parent hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to

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any such Security or the debt evidenced thereby and all demands whatsoever
(except as specified above), and covenants that the Parent Guarantee will not be discharged as to any such Security except by payment in full of the principal thereof and interest thereon or as provided in Section 9.01 of the Indenture. In the event of any declaration of acceleration of such obligations as provided in
Article 7 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by Parent for the purposes of this
Article 3. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 7 of the Indenture, the Trustee shall promptly make a demand for payment on the Securities under the Parent Guarantee provided for in this Article 3.

                  If the Trustee or the Holder is required by any court or otherwise to return to the Company or Parent, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to Company or Parent, any amount paid to the Trustee or such Holder in respect of a Security, the Parent Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Parent further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 7 of the Indenture for the purposes of the Parent Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations Guaranteed hereby.

                  Parent shall be subrogated to all rights of the Holders of any Security against the Company in respect to any amounts paid by Parent to such Holder pursuant to the provisions of the Parent Guarantee; provided, that Parent shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest on all the Securities shall have been paid in full.

                  Section 3.02 Release of Parent Guarantee. The Parent Guarantee will be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer (including by way of merger or consolidation) to any Person not an Affiliate of Parent of all of the Company's Capital Stock, or all or substantially all the assets of the Company (where such sale, exchange or transfer is not prohibited by the Indenture); (2) the satisfaction and discharge of the Securities pursuant to Section 9.01 of the Indenture; (3) any sale, exchange or transfer of all or substantially all of the assets of Parent (where such sale, exchange or transfer is not prohibited by the Indenture); or (4) any consolidation, combination or merger of Parent with or into any other Person in a transaction that is not prohibited by the Indenture and in which Parent is not the surviving corporation. In each case of (1), (2), (3) or (4), upon delivery of an Officers' Certificate of Parent and an Opinion of Counsel stating that all conditions precedent herein provided for the release of Parent from its obligations under the Parent Guarantee have been complied with, Parent shall be released and discharged of its obligations under the Parent Guarantee and under this Article 3 without any action on the part of the Trustee or any Holder, and the Trustee shall execute any documents reasonably required in order to acknowledge the release of Parent from its obligations under the Parent Guarantee and under this Article 3.

                  Section 3.03 Notice to Trustee. Parent shall give prompt written notice to the Trustee of any fact known to Parent that would prohibit the making of any payment to or by the Trustee in respect of the Parent Guarantee pursuant to the provisions of this Article 3.

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                  Section 3.04 This Article Not to Prevent Events of Default.
The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article 3 will not be construed as preventing the occurrence of an Event of Default.

                                   ARTICLE 4

                        SUBORDINATION OF PARENT GUARANTEE

                  Section 4.01 Agreement to Subordinate. Parent agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Parent Guarantee is subordinated in right of payment, to the extent and in the manner provided in this Article 4, to the prior payment in full in cash of all Obligations with respect to Parent Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of such Parent Senior Indebtedness. All provisions of this Article 4 shall be subject to
Section 4.12.

                  Section 4.02 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of Parent to creditors upon a total or partial liquidation or a total or partial dissolution or winding up of Parent or upon any assignment for the benefit of creditors or marshaling of assets of Parent or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Parent or its property, whether voluntary or involuntary:

                  (a) the holders of Parent Senior Indebtedness shall be entitled to receive payment in full in cash of all obligations with respect to such Senior Indebtedness (including all interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) before Holders shall be entitled to receive any payment or distribution with respect to the Securities; and

                  (b) until all Obligations with respect to the Parent Senior Indebtedness are paid in full in cash, any payment or distribution to which Holders would be entitled but for this Article 4 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive in exchange for the Securities in any proceeding of the type described above in this Section 4.02, (x) equity securities of Parent which, in any case, do not provide any mandatory redemption or similar retirement prior to the maturity of the Securities or (y) unsecured debt securities of Parent that are subordinated to at least the same extent as the Securities to the payment of all Parent Senior Indebtedness and which, in any case, do not mature or become subject to a mandatory redemption obligation prior to the maturity of the Securities.

                  Section 4.03 Default on Parent Senior Indebtedness. Parent may not pay (in cash, property or other assets) the principal, premium, if any, or interest on the Securities or repurchase or otherwise retire any Securities (collectively, "pay the Guarantee") if either of the following occurs (each, a "Parent Payment Default") (1) any Obligations with respect to Parent Senior Indebtedness are not paid in full when due or (2) any other default on Parent Senior Indebtedness occurs and the maturity of such Parent Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded in writing or (y) such Parent Senior Indebtedness has been

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paid in full in cash; provided, however, that Parent may pay the Guarantee without regard to the foregoing if Parent and the Trustee receive written notice approving such payment from the Representative of such Parent Senior Indebtedness.

                  During the continuance of any default (other than a default described in clauses (1) or (2) of the preceding paragraph) with respect to any Parent Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, Parent may not pay the Guarantee for a period (a "Parent Payment Blockage Period") commencing upon the receipt by Parent and the Trustee of written notice (a "Parent Blockage Notice") of such default from the Representative of such Parent Designated Senior Indebtedness specifying an election to effect a Parent Payment Blockage Period and ending 179 days thereafter (or earlier if such Parent Payment Blockage Period is terminated (1) by written notice to the Trustee and Parent from the Person or Persons who gave such Parent Blockage Notice, (2) because no defaults continue in existence which would permit the acceleration of the maturities of any Parent Designated Senior Indebtedness at such time or (3) because such Parent Designated Senior Indebtedness has been repaid in full in cash).

                  Unless the holders of such Parent Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Parent Designated Senior Indebtedness, or any Parent Payment Default otherwise exists, Parent may resume payments on the Securities after termination of such Parent Payment Blockage Period and may make any and all payments that were previously subject to a Parent Payment Blockage Period. The Securities shall not be subject to more than one Parent Payment Blockage Period in any consecutive 360-day period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Parent Payment Blockage Period with respect to the Parent Designated Senior Indebtedness initiating such Parent Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Parent Payment Blockage Period by the Representative of such Parent Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged and agreed that (x) any default or event of default as a result of a continued failure to meet a financial covenant or test for a period ended subsequent to the commencement of a Parent Payment Blockage Period shall constitute a new default or event of default, as the case may be, and shall be deemed not to be a continuing default or event of default, as the case may be, for purposes of this sentence and (y) any subsequent action which would give rise to a default or an event of default pursuant to any provision under which a default or event of default previously existed or was continuing shall constitute a new default or event of default, as the case may be, for this purpose and shall be deemed not to be a continuing default or event of default, as the case may be, for purposes of this sentence).

                  Section 4.04 Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, Parent or the Trustee shall promptly notify the holders of the Parent Senior Indebtedness (or their Representatives) of the acceleration. If any Parent Senior Indebtedness is outstanding at the time of such acceleration, Parent may not pay the Guarantee until ten Business Days after the Representatives of all the issues of Parent Senior

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Indebtedness receive notice of such acceleration and, thereafter, may pay the
Guarantee only if the Indenture otherwise permits payment at that time.

                  Section 4.05 When Distribution Must Be Paid Over. If a distribution is made to Holders that because of this Article 4 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Parent Senior Indebtedness and pay it over to them as their interests may appear.

                  Section 4.06 Subrogation. After all Parent Senior Indebtedness is paid in full in cash and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 4 to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between Parent and Holders, a payment by Parent on the Securities.

                  Section 4.07 Relative Rights. This Article 4 defines the relative rights of Holders and holders of Parent Senior Indebtedness. Nothing in this Indenture shall:

                  (a) impair, as between Parent and Holders, the obligation of Parent, which is absolute and unconditional, to pay the Guarantee in accordance with the terms of Article 3 hereof; or

                  (b) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Parent Senior Indebtedness, to receive distributions otherwise payable to Holders.

                  Section 4.08 Subordination May Not Be Impaired by Parent. No right of any holder of Parent Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by Parent or by its failure to comply with this Second Supplemental Indenture.

                  Section 4.09 Rights of Trustee and Paying Agent. Notwithstanding Section 4.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 4. Parent, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice.

                  The Trustee in its individual or any other capacity may hold Parent Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 4 with respect to any Parent Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 8 of the Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 4 shall apply to claims of, or payments to, the Trustee under or pursuant to Section
8.07 of the Indenture.

                                       7
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                  Section 4.10 Distribution or Notice to Representative.
Whenever a distribution is to be made or a notice given to holders of Parent Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

                  Section 4.11 Article 4 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 4 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 4 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

                  Section 4.12 Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 4, the Trustee and the Holders shall be entitled to rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 4.02 are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or
(3) upon the Representatives for the holders of Parent Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of Parent, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 4. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Parent Senior Indebtedness to participate in any payment or distribution pursuant to this
Article 4, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Parent Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 4, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 8.01 and 8.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 4.

                  Section 4.13 Trustee To Effectuate Subordination. Each Holder by accepting a Security authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Parent Senior Indebtedness as provided in this Article 4 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  Section 4.14 Trustee Not Fiduciary for Holders of Parent Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Parent Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or Parent or any other Person, money or assets to which any holders of Parent Senior Indebtedness shall be entitled by virtue of this Article 4 or otherwise.

                  Section 4.15 Reliance by Holders of Parent Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Parent Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and

                                       8
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continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE 5

                              SUCCESSOR GUARANTORS

                  Article 6 of the Base Indenture is amended by inserting the following new Section 6.02:

                  "Section 6.02 When Parent May Merge or Transfer Assets. Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of Parent into the Company where the Company is the surviving entity or shall prevent any sale or conveyance of the property of Parent as an entirety or substantially as an entirety, to the Company, provided, that, such merger, consolidation, sale or conveyance is permitted under or otherwise complies with the terms and conditions of the Indenture. Upon any such consolidation, merger, sale or conveyance, the Parent Guarantee shall no longer have any force or effect.

                  Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of Parent with or into a corporation or corporations other than the Company (whether or not affiliated with Parent), or successive consolidations or mergers in which Parent or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of Parent as an entirety or substantially as an entirety, to a corporation other than Company (whether or not affiliated with Parent) authorized to acquire and operate the same; provided, that, such merger, consolidation, sale or conveyance is permitted under or otherwise complies with
Article 4 and Section 5.11 of the Indenture and provided, further, that Parent hereby covenants and agrees, that, except as provided in Section 6.01(a), upon any such consolidation, merger, sale or conveyance, the Parent Guarantee endorsed on the Securities, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by Parent, shall be expressly assumed (in the event that Parent is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which Parent shall have been merged, or by the corporation which shall have acquired such property. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Parent Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by Parent, such successor corporation shall succeed to and be substituted for Parent, with the same effect as if it had been named herein as a guarantor. Such successor corporation thereupon may cause to be signed the Parent Guarantee to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee."

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                                   ARTICLE 6

                                  MISCELLANEOUS

                  Section 6.01 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

                  if to the Company:

                           ChipPAC, Inc.
                           47400 Kato Road
                           Fremont, CA  94538
                           Facsimile No.:  (510) 979-8000
                           Attention: Chief Financial Officer

                  if to Parent:

                         STATS ChipPAC Ltd.
                         10 Ang Mo Kio Street 65
                         #05-17/20 Techpoint
                         Singapore 569059
                         Facsimile No.:  (65) 6824-7629
                         Attention: Chief Financial Officer

                  if to the Trustee:

                         U.S. Bank National Association
                         60 Livingston Avenue
                         St.Paul, MN  55107-2292
                         Facsimile No.:  (651) 495-8097
                         Attention: Corporate Trust Department

                  The Company, Parent or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication given to a Holder of the Securities shall be mailed to the Holder of the Securities, by first-class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder of the Securities or any defect in it shall not affect its sufficiency with respect to other Holders of the Securities. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                  If the Company mails a notice or communication to the Holders of the Securities, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

                  Section 6.02 Separability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 6.03 Confirmation; Effectiveness. As amended by this Second Supplemental Indenture, the Indenture and the Securities are ratified and confirmed in all respects and the Indenture as so amended shall be read, taken and construed as one and the same instrument. The provisions of this Second Supplemental Indenture shall become operative as of the date of this Second Supplemental Indenture.

                  Section 6.04 GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  Section 6.05 No Recourse Against Others. A director, officer, employee or stockholder, or shareholder, as such, of the Company or Parent shall not have any liability for any obligations of the Company under the Securities, the Indenture or this Second Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. This waiver and release shall be part of the consideration for the execution of this Indenture.

                  Section 6.06 Successors. All agreements of the Company and Parent in this Second Supplemental Indenture, the Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Second Supplemental Indenture, the Indenture and the Securities shall bind its successors.

                  Section 6.07 Multiple Originals. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Second Supplemental Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be executed by their duly authorized officers as of the date first above written.

                                        CHIPPAC, INC.

                                        By: /s/ Michael G. Potter
                                            ------------------------------------
                                            Michael G. Potter
                                            Vice President and Treasurer

                                        STATS CHIPPAC LTD.

                                        By: /s/ Tan Lay Koon
                                            ------------------------------------
                                            Tan Lay Koon
                                            President and CEO

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By: /s/ Richard Prokosch
                                            ------------------------------------
                                            Richard Prokosch
                                            Vice President

                                                                       EXHIBIT A

                           [FORM OF FACE OF SECURITY]

                  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

                  [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND THE STATS CHIPPAC LTD. ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES ("ADSS") ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.](2)

                  [THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF CHIPPAC, INC. THAT (A) THIS SECURITY AND THE ADSS ISSUABLE UPON

----------

(1)   These paragraphs should be included only if the Security is a Global
      Security.

(2) These paragraphs to be included only if the Security is Transfer Restricted Security.

CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.](2)

                  THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

                  THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED TO, AND EACH PURCHASER BY ITS PURCHASE OF THIS SECURITY SHALL BE DEEMED TO HAVE REPRESENTED AND COVENANTED THAT IT IS NOT ACQUIRING THIS SECURITY FOR OR ON BEHALF OF, AND WILL NOT TRANSFER THIS SECURITY TO, ANY EMPLOYEE BENEFIT PLAN (A "PLAN") AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), EXCEPT THAT SUCH PURCHASE FOR OR ON BEHALF OF A PLAN SHALL BE PERMITTED:

                  1. TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF A BANK COLLECTIVE INVESTMENT FUND MAINTAINED BY THE PURCHASER IN WHICH NO PLAN (TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION) HAS AN INTEREST IN EXCESS OF 10% OF THE TOTAL ASSETS IN SUCH COLLECTIVE INVESTMENT FUND, AND THE OTHER APPLICABLE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 91-38 ISSUED BY THE DEPARTMENT OF LABOR ARE SATISFIED;

                  2. TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF AN INSURANCE COMPANY POOLED SEPARATE ACCOUNT MAINTAINED BY THE PURCHASER IN WHICH, AT ANY TIME WHILE THESE SECURITIES ARE OUTSTANDING, NO PLAN (TOGETHER WITH ANY OTHER

PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION) HAS AN INTEREST IN EXCESS OF 10% OF THE TOTAL OF ALL ASSETS IN SUCH POOLED SEPARATE ACCOUNT, AND THE OTHER APPLICABLE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 90-1 ISSUED BY THE DEPARTMENT OF LABOR ARE SATISFIED;

                  3. TO THE EXTENT SUCH PURCHASE IS MADE ON BEHALF OF A PLAN BY A QUALIFIED PROFESSIONAL ASSET MANAGER ("QPAM"), AS SUCH TERM IS USED IN PROHIBITED TRANSACTION CLASS EXEMPTION 84-14 (AS IT MAY BE AMENDED FROM TIME TO
TIME) ISSUED BY THE DEPARTMENT OF LABOR, AND THE ASSETS OF SUCH PLAN WHEN COMBINED WITH THE ASSETS OF OTHER PLANS ESTABLISHED OR MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF) OR EMPLOYEE ORGANIZATION AND MANAGED BY SUCH QPAM, DO NOT REPRESENT MORE THAN 20% OF THE TOTAL CLIENT ASSETS MANAGED BY SUCH QPAM AT THE TIME OF THE TRANSACTION, AND THE OTHER APPLICABLE CONDITIONS OF SUCH EXEMPTION ARE OTHERWISE SATISFIED;

                  4. TO THE EXTENT SUCH PLAN IS A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA WHICH IS NOT SUBJECT TO THE PROVISIONS OF TITLE 1 OF ERISA, AND AS DEFINED IN SECTION 414(D) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE");

                  5. TO THE EXTENT SUCH PURCHASE IS MADE BY OR ON BEHALF OF AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT, THE RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN, TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR ITS AFFILIATES) OR EMPLOYEE ORGANIZATION, DO NOT EXCEED 10% OF THE TOTAL RESERVES AND LIABILITIES OF THE INSURANCE COMPANY GENERAL ACCOUNT (EXCLUSIVE OF SEPARATE ACCOUNT LIABILITIES), PLUS SURPLUS AS SET FORTH IN THE NATIONAL ASSOCIATION OF INSURANCE COMMISSIONERS ANNUAL STATEMENT FILED WITH THE STATE OF DOMICILE OF THE INSURER, IN ACCORDANCE WITH PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND THE OTHER APPLICABLE CONDITIONS OF SUCH EXEMPTION ARE OTHERWISE SATISFIED;

                  6. TO THE EXTENT PURCHASE IS MADE BY AN IN-HOUSE ASSET MANAGER WITHIN THE MEANING OF PART IV(A) OF PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, SUCH MANAGER HAS MADE OR PROPERLY AUTHORIZED THE DECISION FOR SUCH PLAN TO PURCHASE THIS SECURITY, UNDER CIRCUMSTANCES SUCH THAT PROHIBITED TRANSACTION CLASS EXEMPTION 96-23 IS APPLICABLE TO THE PURCHASE AND HOLDING OF THIS SECURITY; OR

                  7. TO THE EXTENT SUCH PURCHASE WILL NOT OTHERWISE GIVE RISE TO A TRANSACTION DESCRIBED IN SECTION 406 OR SECTION

4975(C)(1) OF THE CODE FOR WHICH A STATUTORY OR ADMINISTRATIVE EXEMPTION IS UNAVAILABLE.

                                  CHIPPAC, INC.

CUSIP No. [*]
      No. 1

ISIN No. [*]

                  2.50% CONVERTIBLE SUBORDINATED NOTE DUE 2008

                  ChipPAC, Inc., a Delaware corporation (the "COMPANY", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of 150,000,000 Dollars on June 1, 2008 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security].(3)

                  Interest Payment Dates: June 1 and December 1, beginning December 1, 2003

                  Record Dates: May 15 and November 15

                  This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

                         [Signatures on Following Pages]

----------

(3)   This phrase should be included only if the Security is a Global Security

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        CHIPPAC, INC.

                                        By:_________________________________

                                          Tan Lay Koon
                                          President and Chief Executive Officer

Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned
Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee,

_______________________________
Authorized Signatory

By: Richard Prokosch

                       [FORM OF REVERSE SIDE OF SECURITY]

                                  CHIPPAC, INC.

              2.50% CONVERTIBLE SUBORDINATED NOTE DUE JUNE 1, 2008

      1.    Interest

                  ChipPAC, Inc., a Delaware corporation (the "COMPANY" which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 2.50% per annum. The Company shall pay interest semiannually on June 1 and December 1 of each year, commencing December 1, 2003; provided, however, that such interest may be increased by any Additional Interest accruing from time to time on the principal amount of this Security as provided in the Registration Rights Agreement. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 28, 2003; provided, however, that if there is not an existing Default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2.    Method of Payment

                  The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on May 15 or November 15, as the case may be, next preceding the related interest payment date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

      3.    Paying Agent, Registrar and Conversion Agent

                  Initially, U.S. Bank National Association (the "TRUSTEE", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.    Indenture, Limitations

            This Security is one of a duly authorized issue of Securities of the Company designated as its 2.50% Convertible Subordinated Notes Due 2008 (the "SECURITIES") issued under an Indenture dated as of May 28, 2003 (together with any supplemental indentures thereto, the "INDENTURE"), among the Company, STATS ChipPAC Ltd. ("Parent") and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them. The Securities are subordinated unsecured obligations of the Company limited to $150,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5.    Purchase of Securities at Option of Holder Upon a Change of Control

            At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is no less than 30 days and not more than 60 days after notice of the occurrence of a Change of Control is given as provided in
Section 4.07, at a purchase price equal to 100% of the principal amount thereof together with accrued interest up to, but excluding, the Change of Control Purchase Date. The Holder shall have the right to withdraw any Change of Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change of Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

6.    Conversion

            A Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into STATS ADSs at any time prior to the close of business on the Business Day immediately preceding June 1, 2008; provided, however, that if the Security is subject to purchase upon a Change of Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the Change of Control Purchase Date for such Security or such earlier date as the Holder presents such Security for purchase (unless the Company shall default in making the Change of Control Purchase Price when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is purchased). The initial Conversion Price is $9.267 per share, subject to adjustment under certain circumstances. The number of ADSs issuable upon conversion of a Security is determined by dividing the principal amount of the Security or portion thereof converted by the Conversion Price in effect on the Conversion Date. No fractional ADS will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the closing price (as defined in the Indenture) of the ADS on the Trading Day immediately prior to the Conversion Date. To convert a Security, a

Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof which are subject to purchase following a Change of Control on a date during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. A Security in respect of which a Holder had delivered a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the Change of Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

7.    Subordination

            The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. Any Holder by accepting this Security agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

8.    Denominations, Transfer, Exchange

            The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9.    Persons Deemed Owners

            The Holder of a Security may be treated as the owner of it for all purposes.

10.   Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment.

11.   Amendment, Supplement and Waiver

            Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

12.   Successor Corporation

            When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

13.   Defaults and Remedies

            Under the Indenture, an Event of Default includes: (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 11, and such default continues for a period of 30 days; (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon declaration of acceleration or otherwise, whether or not such payment shall be prohibited by Article 11 or (ii) fails to purchase Securities when required pursuant to this Indenture or the Securities, whether or not such purchase shall be prohibited by Article 11; (3) the Company fails to comply with its obligations with respect to a Change of Control in accordance with Sections 4.07, 4.08, 4.09, 4.10 and 4.11 (other than its obligation to purchase securities properly submitted for purchase); (4) the Company fails to comply with its obligations under Section 6.01; (5) the Company fails to comply with any of its agreements in the Securities or the Indenture (other than those referred to in clauses (1) through (4) above) and such failure continues for 60 days after the notice specified below; or (6) the Company or Parent pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for a substantial part of its property; or (D) makes a general assignment for the benefit of its creditors; (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or Parent in an involuntary case; (B) appoints a Custodian of the Company or Parent or for all or substantially all of its property; or (C) orders the winding up or liquidation of the

Company or Parent; and the order or decree remains unstayed and in effect for 60 days (together with Clause (6), the "bankruptcy provisions"); (8) Indebtedness of the Company is not paid within 15 days of any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $15.0 million (the "cross acceleration provision"); and (9) Default in the performance, or breach, of any covenant of Parent contained in the Indenture and the continuance of such default or breach for a period of 60 days after written notice has been given to the Company and Parent by the Trustee or to Parent, the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding.

            If an Event of Default (other than an event of default as described in clauses (6) and (7) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all unpaid principal to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company or as described in clauses (6) and (7) herein, unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of Default.

14.   Trustee Dealings with the Company

            U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

15.   No Recourse Against Others

            A director, officer, employee or shareholder, as such, of the Company or Parent shall not have any liability for any obligations of the Company or Parent under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

16.   Parent Guarantee

            This Security is entitled to the benefits of the Parent Guarantee made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations of Parent thereunder.

17.   Authentication

            This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

18.   Abbreviations and Definitions

            Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act). All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

19.   Indenture to Control; Governing Law

            In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

            The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: ChipPAC, Inc., 47400 Kato Road, Fremont, California 94538, Attention: Corporate Secretary.

                                 ASSIGNMENT FORM

            To assign this Security, fill in the form below:

      I or we assign and transfer this Security to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code

and irrevocably appoint

________________________________________________________________________________

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

                                Your Signature

Date: ______________________    ________________________________________________
                                (Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By: ________________________

*Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

                          CHIPPAC, INC. (the "Company")
                                 US$150,000,000
                  2.50% Convertible Subordinated Notes due 2008
                       (CUSIP No. [169657AC7]/[169657AD5])

                                CONVERSION NOTICE

PART I

            To convert this security (the "Security") into STATS ChipPAC Ltd. (the "Parent") Ordinary Shares represented by American Depositary Shares ("ADSs"), check this box: [ ]

            To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $___________ .

PART II

A. IF YOU WISH TO RECEIVE ADSS UPON CONVERSION OF YOUR SECURITIES, CHECK AND COMPLETE ITEMS 1., 2. OR 3. BELOW.

1. Check here [ ] and complete the grid below if you are requesting conversion of your Securities for ADSs AND the ADSs have been sold to a third party pursuant to an effective registration statement under the Securities Act:

      Deliver ADSs (CUSIP No. 85771T104) to:

      Name of DTC Participant:            _______________________________

      DTC Participant Account No.:        _______________________________

      Account No. for Purchaser at DTC    _______________________________
      Participant (f/b/o information):    _______________________________

      Onward Delivery instructions to
      Purchaser:                          _______________________________

      Contact person at DTC Participant:  _______________________________

      Daytime Telephone Number of
      contact person at DTC Participant:  _______________________________

By checking above and completing the above grid, I/we (i) represent that I/we am/are not acting on behalf of Parent, the Company or any affiliate of either Parent or the Company and that the ADSs to be delivered upon conversion of my/our Securities have been sold pursuant to a resale registration statement which has been declared effective under the Securities Act (and which

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

continues to be effective at the time of transfer), and (ii) certify that the prospectus delivery requirements, if any, of the Securities Act have been satisfied with respect to the sale described above and that the person who signed this Conversion Notice is the beneficial owner of the Securities surrendered herewith and is named as a selling securityholder in the applicable Prospectus or in amendments or supplements thereto, and that the number of ADSs transferred are all or a portion of the ADSs listed in such Prospectus, as amended or supplemented opposite such owner's name. Details of my/our designee to receive such ADSs are set forth above.

                                       OR

2. Check here [ ] and complete the grid below if you are requesting conversion of your Securities for ADSs AND you acquired your Securities in a sale pursuant to an effective registration statement under the Securities Act:

      Deliver ADSs (CUSIP No. 85771T104) to:

      Name of DTC Participant:            _______________________________

      DTC Participant Account No.:        _______________________________

      Account No. for Purchaser at DTC    _______________________________
      Participant (f/b/o information):    _______________________________

      Onward Delivery instructions to
      Purchaser:                          _______________________________

      Contact person at DTC Participant:  _______________________________

      Daytime Telephone Number of
      contact person at DTC Participant:  _______________________________

By checking above and completing the above grid, I/we (i) represent that I/we am/are not acting on behalf of Parent, the Company or any affiliate of either Parent or the Company and that I/we acquired my/our Securities in a sale pursuant to a resale registration statement which has been declared effective under the Securities Act (and which continues to be effective at the time of transfer), and (ii) certify that the prospectus delivery requirements, if any, of the Securities Act have been satisfied with respect to the acquisition described above and that the person who signed this Conversion Notice is the beneficial owner of the Securities surrendered herewith and the seller of such Securities is named as a selling securityholder in the applicable Prospectus or in amendments or supplements thereto, and that the number of ADSs transferred are all or a portion of the ADSs listed in such Prospectus, as amended or supplemented opposite such seller's name. Details of my/our designee to receive such ADSs are set forth above.

                                       OR

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3.    Check here [ ] and complete the grid below if you are requesting conversion of your Securities (without concurrent resale under a resale registration statement) into Restricted ADSs:

      Deliver Restricted ADR (CUSIP
      No. 85227G888) to:                  _______________________________

      Name of Holder:                     _______________________________

      Address:                            _______________________________

      Tax ID Number:                      _______________________________

      Fax Number:                         _______________________________

      Daytime Telephone No.:              _______________________________

      Federal Express Account No.:*       _______________________________

      * THE RESTRICTED ADR(S) WILL BE MAILED BY U.S. MAIL UNLESS A FEDERAL EXPRESS ACCOUNT NUMBER IS INCLUDED ABOVE.

      ** UPON RECEIPT OF THIS CONVERSION NOTICE, THE CONVERSION AGENT WILL COMPLETE THIS CONVERSION NOTICE AND WILL PROMPTLY, BUT IN ANY EVENT NOT LATER THAN TWO BUSINESS DAYS FOLLOWING THE CONVERSION DATE, FAX THE COMPLETED CONVERSION NOTICE TO THE ADS DEPOSITARY AND THE CUSTODIAN AS SPECIFIED HEREIN.

By checking and completing the grid above, I/we (x) represent and agree that, at the time of signing and delivery of this Conversion Notice, I/we am/are, or the person who has the beneficial interest in such Securities is, not Parent, the Company or an affiliate of either Parent or the Company and (i) is not a U.S. Person (within the meaning of Regulation S under the Securities Act ("Regulation S")) and I/we, or such person, purchased such Securities, or the beneficial interest therein, in a transaction made in accordance with Regulation S, (ii) is a "qualified institutional buyer" ("QIB") within the meaning of Rule 144A under the Securities Act, or (iii) is an "accredited investor" within the meaning of Regulation D under the Securities Act, (y) understand that ADSs issued upon conversion of the Securities have not been and will not be registered under the Securities Act, and (z) agrees that such ADSs will be issued in the form of certificated Restricted ADR(s) and may not be offered, sold, pledged or otherwise transferred except (A) (1) pursuant to Rule 144A under the Securities Act to a person that the holder reasonably believes is a QIB within the meaning of Rule 144A, (2) in an offshore transaction to a non-U.S. person made in accordance with Regulation S, (3) pursuant to an effective registration statement under the Securities Act, or (4) pursuant to an exemption from registration under the Securities Act, and (B) in accordance with any applicable securities laws of any state of the United States and the applicable laws of any other jurisdiction. The undersigned understands that the Restricted ADSs are subject to the terms of a Letter Agreement, dated as of October __, 2004, by and between Parent and Citibank, N.A., as ADS Depositary, which sets forth the restrictions applicable to the Restricted ADSs.

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

Please read and complete Items B through E below:

B. The Securities converted hereby and any documents required in relation to the declarations below or to verify the same accompany this form.

C. I/we hereby declare that I/we have been notified by Parent that Parent's register of shareholders may be closed from time to time. I/We hereby declare that any applicable condition to conversion of the Securities, if any, has been complied with by me/us, that I/we am/are not acting on behalf of Parent, the Company or an affiliate of either.

D. I/We hereby declare that all stamp, issue, registration or similar taxes and duties payable on conversion of the Securities in the jurisdiction where the Securities are delivered to the Conversion Agent have been paid.

E.    Converting Securityholder Information and Signature:

      Please complete the following information with respect to the converting
      Securityholder:

      Name:
      Date:

      Address:                            _______________________________
                                          _______________________________

      Telephone Number:
      Signature:                          _______________________________

                                                       *SIGNATURE GUARANTEED BY:

                                                 BY: ___________________________

*Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

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

      For Conversion Agent's use only:

1.    (A)   Securities conversion identification reference: ChipPAC, Inc. 2.50%
            Convertible Subordinated Notes due 2008 (CUSIP
            [169657AC7]/[169657AD5])

      (B)   Deposit Date: ______________________________________________________

      (C)   Conversion Date: ___________________________________________________

2.    (A)   Aggregate principal amount of Securities deposited for conversion:
            __________________

      (B)   Conversion Price on Conversion Date: _______________________________

      (C)   Number of ADSs deliverable: ________________________________________
            (disregard fractions)

      (D) Number of Restricted ADSs deliverable: _____________________________ (disregard fractions)

N.B. The Conversion Agent must complete items 1 and 2.

Upon receipt, a copy of this Conversion Notice shall be forwarded to:

      a)    Citibank, N.A.
            ADR Department
            15th Floor
            111 Wall Street
            New York, New York 10043
            Attn: Rosanne Devonshire
            Facsimile No:  (212) 825-2029

      b)    Citibank, N.A. - Singapore
            300 Tampines Avenue 5
            #07-00 Tampines Junction
            Singapore, 529653
            Facsimile No.: 011-65-6426-8661

   NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, ORDINARY SHARES WHICH WOULD BE REPRESENTED BY A FRACTION OF ONE ADS SHALL NOT BE ISSUABLE BY THE COMPANY OR DEPOSITED WITH THE CUSTODIAN OR THE ADS DEPOSITARY.

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                           OPTION TO ELECT REPURCHASE
                            UPON A CHANGE OF CONTROL

To:   ChipPAC, Inc.

            The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from ChipPAC, Inc. (the "COMPANY") as to the occurrence of a Change of Control, and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change of Control Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Date: ______________________    ________________________________________________
                                Signature(s)

                                Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

                                ________________________________________________
                                Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

----------

NOTICE:     The signature to the foregoing Election must correspond to the
Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

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                     SCHEDULE OF EXCHANGES OF SECURITIES(4)

            The following exchanges, repurchases or conversions of a part of this global Security have been made:

             PRINCIPAL AMOUNT                        AMOUNT OF           AMOUNT OF
              OF THIS GLOBAL       AUTHORIZED       DECREASE IN         INCREASE IN
            SECURITY FOLLOWING    SIGNATORY OF    PRINCIPAL AMOUNT    PRINCIPAL AMOUNT
DATE OF      SUCH DECREASE (OR     SECURITIES      OF THIS GLOBAL      OF THIS GLOBAL
EXCHANGE         INCREASE)         CUSTODIAN         SECURITY             SECURITY
--------    ------------------    ------------    ----------------    ----------------

----------
(4)   This schedule should be included only if the Security is a Global
      Security.

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            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                 OF TRANSFER OF TRANSFER RESTRICTED SECURITIES(5)

Re: 2.50% Convertible Subordinated Securities Due 2008 (the "SECURITIES") of ChipPAC, Inc.

      This certificate relates to $__________ principal amount of Securities owned in (check applicable box)

[ ] book-entry or      [ ] definitive form by      [ ] (the "TRANSFEROR").

      The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

      In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.08 of the Indenture dated as of May 28, 2003, between ChipPAC, Inc. and U.S. Bank National Association (the "INDENTURE"), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

      [ ] Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

      [ ]   Such Security is being transferred to the Company.

      [ ] Such Security is being transferred inside the United States to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("RULE 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

      [ ] Such Security is being transferred outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act.

      [ ] Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("RULE 144") under the Securities Act.

----------
(5) This certificate should only be included if this Security is a Transfer Restricted Security.

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

      [ ] Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

      The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A).

Date: ______________________    ________________________________________________
                                (Insert Name of Transferor)

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                                    GUARANTEE

      The undersigned ("PARENT") hereby unconditionally guarantees, on a subordinated basis, to the extent set forth in the Indenture dated May 28, 2003, as amended by the First Supplemental Indenture dated as of August 4, 2004, and the Second Supplemental Indenture dated as of October 11, 2004, by and among ChipPAC, Inc., as issuer, Parent and U.S. Bank National Association, a banking association, as Trustee (as amended, restated or supplemented from time to time, the "INDENTURE"), and subject to the provisions of the Indenture, as supplemented, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Three of the Second Supplemental Indenture, and
(b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

      Parent agrees, and each Holder agrees, that the Indebtedness evidenced by this guarantee is subordinated in right of payment, to the extent and in the manner provided in Article Four of the Second Supplemental Indenture, to the prior payment in full in cash of all Obligations with respect to Parent Senior Indebtedness. The obligations of Parent to the Holders and to the Trustee pursuant to this Guarantee and the Indenture, as supplemented, are expressly set forth in Article Three and Article Four of the Second Supplemental Indenture and reference is hereby made to the Indenture, as supplemented, for the precise terms and limitations of this Guarantee.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

                         [Signatures on Following Pages]

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

            IN WITNESS WHEREOF, the Parent has caused this Guarantee to be signed by a duly authorized officer.

                                THE PARENT:

                                STATS CHIPPAC LTD.

                                By: /s/ Tan Lay Koon
                                    --------------------------------------------
                                    Tan Lay Koon
                                    President and Chief Executive Officer

Dated: October 11, 2004

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